Exhibit 8.1

30 ROCKEFELLER PLAZA NEW YORK, NEW YORK 10112-4498 TEL +1 212.408.2500 FAX +1 212.408.2501 BakerBotts.com	ABU DHABI AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG	HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON

August 20, 2014

Mediacom Broadband LLC

Mediacom Broadband Corporation

1 Mediacom Way

Mediacom Park, New York 10918

Dear Ladies and Gentlemen:

We are acting as counsel to Mediacom Broadband LLC, a Delaware limited liability company (“Mediacom Broadband LLC”), and Mediacom Broadband Corporation, a Delaware corporation (“Mediacom Broadband Corporation” and, together with Mediacom Broadband LLC, the “Issuers”), in connection with the Issuers’ offer to exchange (the “Exchange Offer”) $200,000,000 principal amount of 5 1⁄2% Senior Notes due 2021 that have been registered under the Securities Act of 1933, as amended (the “Act”) (the “Exchange Notes”) for any and all of the outstanding $200,000,000 principal amount of 5 1⁄2% Senior Notes due 2021 issued on March 17, 2014 that have not been registered under the Act (the “Original Notes”), pursuant to (i) the Registration Statement on Form S-4 (the “Registration Statement”) as filed by the Issuers on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Act, and (ii) the related prospectus (the “Prospectus”) that forms a part of the Registration Statement.

Subject to the assumptions, qualifications and limitations set forth in the discussion in the Prospectus under the caption “Material United States Federal Income Tax Considerations,” we confirm that such discussion, insofar as it concerns conclusions of law, constitutes our opinion as to the material U.S. federal income tax consequences relating to the exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer.

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

BAKER BOTTS L.L.P.